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                                                                  EXHIBIT 10.41



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                                 LOAN AGREEMENT

                                    BETWEEN

                             SKC INVESTMENTS, INC.

                                      AND

                    CHANNEL 66 OF VALLEJO, CALIFORNIA, INC.

                                     DATED

                                 APRIL 26, 1996


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                                 LOAN AGREEMENT


      THIS LOAN AGREEMENT, dated as of this 26th day of April, 1996, is by and between SKC INVESTMENTS, INC., a Delaware corporation having its principal offices at 100 South Sangamon Street, Suite 300, Chicago, Illinois 60607 (the "Lender"), and CHANNEL 66 OF VALLEJO, CALIFORNIA, INC., a Delaware corporation having its principal offices at 12144 Classic Drive, Coral Springs, Florida 33071 (the "Borrower");

                              W I T N E S S E T H:

      WHEREAS, the Borrower intends to purchase and operate Television Station KPST-TV, Channel 66, Vallejo, California (the "Station"); and

      WHEREAS, the Borrower desires to borrow funds from the Lender to finance the purchase of the Station from Pan Pacific Television, Inc. and to make other improvements in the operation of the Station;

      NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the Lender and the Borrower agree as follows:

ARTICLE I.  AMOUNT AND TERMS OF THE LOANS

      SECTION 1.1 THE LOAN. The Lender agrees, upon the terms and conditions hereinafter set forth, to make a loan or loans to the Borrower in an aggregate principal amount not to exceed at any one time outstanding Eight Million Nine Hundred Thousand Dollars ($8,900,000.00) (the "Loan").

      SECTION 1.2 THE PROMISSORY NOTE. The outstanding principal amount of the Loan shall be evidenced by and subject to the terms of a promissory note, dated of even date herewith, substantially in the form set forth as
Exhibit 1 hereto (the "Note") payable to the order of the Lender and representing the obligation of the Borrower to pay the Lender the amount of the Loan, with interest thereon, as prescribed in Section 1.4. The Lender is authorized to endorse the date and amount of the Loan and each repayment of principal and/or interest with respect thereto on the Schedule A annexed to and constituting a part of the Note, which endorsement shall constitute prima facie evidence of the information endorsed.

      SECTION 1.3 INTEREST. The Loan shall bear interest on the unpaid principal amount thereof at a rate per annum at all times equal to eleven and five-tenths percent (11.5%). Interest shall be calculated on the basis of a year of three hundred sixty (360) days and actual number of days elapsed during the period for which such interest is payable. Interest shall begin to accrue on the outstanding principal amount of the Loan on the date of commencement of broadcast operations by the Borrower of the Station pursuant to Federal Communications





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Commission ("FCC") authorization and the first payment of interest to the
Lender shall be due sixty (60) days thereafter at which time all interest accrued shall become due and payable; thereafter, accrued interest shall be paid monthly, on the same date as the principal payments are due pursuant to
Section 1.4 hereof. If any installment of principal or interest is not paid when due, that installment shall bear interest at a rate per annum equal to the lower of the highest rate permitted by law or eighteen percent (18%) from the due date thereof until paid in full.

      SECTION 1.4 REPAYMENT OF THE LOAN. Ninety (90) days after the commencement of broadcast operations of the Station by the Borrower pursuant to FCC authority, the Borrower shall begin repayment to the Lender of the Loan in eighty-four (84) consecutive equalthe principal and interest payments commencing on the next payment date thereafter.

      SECTION 1.5  USE OF PROCEEDS AND ADVANCEMENT OF FUNDS.

                  (a) The proceeds of the Loans are to be used by Borrower exclusively for the purpose of financing the acquisition of the Station and any necessary construction and operation of the Station as follows:

                         (1)    Up to Seven Million Eight Hundred Thirteen
Thousand Nine Hundred Sixty and 86/100ths Dollars ($7,813,960.86) shall be used to: (i) purchase the Station from Pan Pacific Television, Inc., pursuant to the Asset Purchase Agreement dated February 27, 1989 (the "Purchase Agreement"); and
(ii) reimburse parties for legitimate and prudent expenses which opposed the acquisition pursuant to a global settlement approved by the FCC;

                         (2)    Two Hundred Thousand Dollars ($200,000) shall be
used for working capital and for purposes of operation of the Station;

                         (3)    Construction and capital improvement costs
pertaining to the building of a new studio which, in the aggregate, shall not exceed Eight Hundred Eighty-Six Thousand Thirty-Nine and 14/100ths Dollars (866,039.14), shall be paid pursuant to an operating and construction draw schedule to be prepared by Borrower following receipt of documentary evidence reasonably acceptable to Lender of a binding commitment for such capital improvement. Each such payment shall constitute an additional Loan to Borrower which shall be amortized over the remaining term of existing loans pursuant to Sections 1.5(a)(1) and (2) above upon the same terms as such existing loans with the first additional Loan payment of interest to Lender payable on the next payment date pursuant to the existing loans between thirty (30) and sixty (60) days from disbursal of such additional loans, and the prinicipal and interest payments commencing on the next payment date thereafter.

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                  (b)    The Borrower agrees to furnish to the Lender such
information as the Lender may reasonably request in connection with the loans including the submission of additional documentation involving invoices and other requests for payment submitted to the Borrower.

      SECTION 1.6 INFORMATION. The Borrower agrees to furnish to the Lender such information as the Lender may reasonably request in connection with the Loan or the Station.

      SECTION 1.7 PREPAYMENT. The Borrower may prepay the Note in whole at any time, or from time to time in part, with accrued interest to the date of prepayment on the amount prepaid, without penalty, provided that each payment, other than for the full amount of the outstanding balance, shall be in the amount of Twenty Five Thousand Dollars ($25,000.00) or an integral multiple thereof. Each prepayment on the Note shall be applied to installments of principal payable on the Note in the inverse order of maturity.

      SECTION 1.8 PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder or under the Note shall become due on a Saturday, Sunday or public holiday, such payment may be made on the next succeeding business day, and such extension of time in such case shall be included in the computation of interest hereunder and under the Note.

      SECTION 1.9 REDUCTION OR DEFERRAL OF PAYMENT. In the event that the television station affiliation agreement between Borrower and Home Shopping Club, Inc. ("HSC") dated as of April 26, 1996 is terminated by HSC or Borrower, and at the time of such termination Borrower is not in material default or material noncompliance with the affiliation agreement, then except as provided for in the Excess Cash Flow Test in Section 1.10 below, payment on the Note shall be deferred for a period of One (1) year from the date payments under the affiliation agreement between HSC and Borrower are terminated. At the expiration of the One (1) year period, the payments of interest and principal shall resume as provided herein with the date for each payment being extended by One (1) year; provided, however, that to the extent interest is not paid during this One (1) year period, such unpaid interest shall be added to the remaining principal balance of the Note.

      SECTION 1.10 EXCESS CASH FLOW TEST PAYMENTS. In the event that the television station affiliation agreement between Borrower and HSC is terminated as described in Section 1.9 above, during the One (1) year deferral period Borrower shall be required to make monthly payments of Total Excess Cash Flow, as defined below, in lieu of interest and principal payments as otherwise provided for in this Agreement with said Total Excess Cash Flow payments being applied first to interest on a monthly basis:

Total Excess Cash Flow = Operating Profit/(Loss) + Depreciation/Amortization + Payments to Owners or Affiliates (Other Than Salaries In Effect Prior to Affiliation





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Agreement Termination) + Proceeds from the Sale/Disposition of Assets - Capital
Expenditures Subject to Reasonable Approval of Lender - Federal and State
Income Taxes Paid in Cash - Fifty Thousand Dollar ($50,000) Cash Contingency
Fund

Salaries of Owners and Affiliates in effect prior to termination of the affiliation agreement shall be on terms similar to those that a third party would receive; provided, however, that the salary of Eddie L. Whitehead for serving as General Manager of the Station shall be no less than that provided in the 1989 Memorandum of Understanding executed by Whitehead Communications, Inc., Silver King Broadcasting of Northern California, Inc. and Home Shopping Network, Inc.

ARTICLE II.  CLOSING

      SECTION 2.1 CLOSING DATE. Closing of this transaction shall occur on a date set by Lender upon five (5) days written notice to Borrower, or such other date agreed upon by the parties hereto (the "Closing Date").

ARTICLE III.  SECURITY

      SECTION 3.1 SECURITY INTEREST. As security for the Loan, the Borrower shall execute and deliver to the Lender, on or before the Closing Date, a security agreement in the form of Exhibit 2 hereto (the "Security Agreement").

      SECTION 3.2 PLEDGE AGREEMENTS. As further security for the Loan, on or before the Closing Date, the Borrower shall deliver to the Lender a pledge agreement in the form of Exhibit 3, duly executed by Whitehead Media of California, Inc. ("WMC") and Lender (the "Pledge Agreement"). WMC and Silver King Capital Corporation, Inc., the shareholders of the Borrower, are hereinafter referred to as the "Shareholders."

      SECTION 3.3 MORTGAGES. The Borrower shall execute a first mortgage or deed of trust in favor of the Lender covering the real estate, if any, acquired by Borrower pursuant to the Purchase Agreement, in form and substance reasonably satisfactory to the Lender. If requested by the Lender, the Borrower shall also deliver to the Lender, at Lender's expense, an ALTA mortgagee's policy of title insurance in customary form with respect to such parcel.

ARTICLE IV.  CONDITIONS OF LENDING

      SECTION 4.1 CONDITIONS PRECEDENT TO LOAN FUNDS. The obligation of the Lender to Loan the funds pursuant to Section 1.5(a)(1) and the initial One Hundred Thousand Dollars ($100,000.00) pursuant to Section 1.5(a)(2) hereunder is subject to the condition precedent that the Lender shall have received all of the following, on or before the Closing Date, in form and substance reasonably satisfactory to the Lender:


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            (a)   the Note, duly executed and delivered by the Borrower;

            (b) the Security Agreement, together with appropriate UCC-1 forms, duly executed and delivered by the Borrower;

            (c)   the Pledge Agreement, duly executed and delivered by WMC;

            (d) a certified copy of the resolutions of the Board of Directors of the Borrower evidencing approval of the execution, delivery and performance of this Agreement, the Note and the Security Agreement and other matters contemplated hereby;

            (e) Certificates of Good Standing for the Borrower as of a recent date prior to the Closing Date from the States of Delaware and California;

            (f) Copies of the certificates evidencing the insurance required to be maintained by the Borrower pursuant to Section 6.1(e);

            (g) A copy of an executed television station affiliation agreement between the Borrower and HSC that provides for hourly compensation to the Borrower sufficient to permit the Borrower to repay the Loan as determined by the Lender in its sole discretion and a copy of an executed Escrow Agreement by and among HSC, Borrower and Lender in the form of Exhibit 4;

            (h)   A copy of the executed Purchase Agreement;

            (i)   Such documentation, as required by Sections 1.5(a) and (b);
and

            (j) The written approval of the FCC for Borrower to acquire the Station, including the FCC-issued licenses, and such Order is final and no longer subject to administrative or judicial review or reconsideration.

            (k) The remaining One Hundred Thousand Dollars ($100,000.00) pursuant to Section 1.5(a)(2) hereunder shall be made available to Borrower upon the presentation of financial information reasonably acceptable to Lender showing that Borrower has insufficient cash to cover expenses.

      SECTION 4.2 CONDITIONS PRECEDENT TO ADDITIONAL LOANS. The obligation of the Lender to make any additional loans pursuant to Section 1.5(a)(3) hereunder shall be subject to the fulfillment of the following conditions precedent:





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            (a)   No Event of Default (as defined in Section 7.1) shall have occurred and be continuing hereunder on the date of such advance and no such Event of Default would result from the making of such advance.

            (b) Neither the business nor assets, nor the condition, financial or otherwise, of the Borrower shall have materially adversely changed since the Closing Date, excluding, however, any changes occurring as a result of this Agreement and related Agreements; provided, however, that this Section 4.2(a) shall not apply to any changes resulting from termination of the affiliation agreement between Borrower and HSC as described in Sections 1.9 and 1.10 hereof.

            (c) The representations and warranties contained in Article V hereof shall be true and correct in all material respects on and as of the date of making such advance.

            (d) At the time assets are acquired by Borrower, copies of the certificates evidencing the insurance required to be maintained by the Borrower pursuant to Section 6.1(e) shall have been received by Lender.

            (e)   Such documentation as required by Sections 1.5(a) and (b).

            (f) Lender shall have received the working drawings and specifications for the modification of the Station specifying the broadcast equipment to be utilized by Borrower ("Plans and Specifications") in a form and substance reasonably satisfactory to Lender.

      Each borrowing by the Borrower hereunder shall constitute a representation and warranty to the effect of the foregoing paragraphs (a), (b) and (c).

      SECTION 4.3 COMPLIANCE. All of the representations and warranties of the Borrower in this Agreement shall be true and accurate in all material respects on and as of the Closing Date and the date of any subsequent disbursement of any portion of the Loan, as if made on and as of such date and time. The Borrower shall be in compliance with all of the applicable terms and provisions of this Agreement and no Event of Default or any event which with the lapse of any applicable grace period or the giving of notice or both would constitute an Event of Default shall have occurred and be continuing. The Borrower shall have performed all obligations and taken all actions to be performed or taken by it hereunder on or prior to such date. On the Closing Date, the Borrower shall deliver to the Lender a certificate, dated as of such date and signed by an executive officer of the Borrower, certifying compliance with the conditions of this Section 4.3. Each disbursement of all or a portion of the Loan to the Borrower shall in and of itself, constitute a representation and warranty that the Borrower as of the date of such Loan, is in compliance with this Section and if the Borrower is not in





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compliance with this Section, the Lender shall not be required to disburse such
Loan to the Borrower.

ARTICLE V.  REPRESENTATIONS AND WARRANTIES

      SECTION 5.1 REPRESENTATIONS AND WARRANTIES OF THE BORROWER. In order to induce the Lender to enter into this Agreement and make the Loan, the Borrower represents and warrants as follows:

            (a) Existence and Standing. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and in good standing under the laws of the State of California and any other jurisdiction in which it conducts its business, and has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under this Agreement, the Note, the Security Agreement and all other documents that have been or will be executed and delivered by the Borrower pursuant to this Agreement.

            (b) Authorizations, Compliance with Laws. The execution, delivery and performance by the Borrower of this Agreement, the Note, the Security Agreement and all other documents required to be executed and delivered by the Borrower pursuant to this Agreement have been duly authorized by all necessary corporate action and do not and will not (i) violate (A) any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or (B) any provision of the charter or by-laws of the Borrower; or
(ii) result in a breach of or constitute a default under any agreement or instrument to which the Borrower is a party or by which its properties may be affected; or (iii) result in the creation of a lien, charge or encumbrance of any nature upon the Borrower's properties or assets other than as contemplated by this Agreement.

            (c) No Consent. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department or agency, except for filing with the FCC, is or will be necessary to the valid execution, delivery and performance by the Borrower of this Agreement, the Note, the Security Agreement or any other document required to be executed and delivered by the Borrower pursuant to this Agreement.

            (d) Binding Obligations. This Agreement, the Note, the Security Agreement and all other documents required to be executed and delivered by the Borrower pursuant to this Agreement have been or will be executed and delivered by duly authorized officers of the Borrower and constitute or will constitute, legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms.





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            (e)   Litigation.  There are no actions, suits or proceedings
pending, or, to the knowledge of the Borrower, threatened against or affecting the Borrower or its properties before any court or governmental department or agency which materially adversely affects the transactions contemplated by this Agreement or which would have a material adverse effect on the business, properties, operation or condition of the Borrower.

            (f) No Default. The Borrower is not in default in the performance, observance or fulfillment of any of the obligations or conditions contained in any material agreement or instrument to which it is a party, nor with respect to any order, judgment, writ, injunction or decree of any court, governmental authority or arbitration board.

            (g) Compliance with Laws. The Borrower has complied with all applicable federal, state and local laws. All necessary licenses and permits related to the Station have either been obtained and are currently valid or have been applied for and are now being diligently pursued.

            (h) Taxes. The Borrower has filed all tax returns and reports (federal, state and local) required to be filed by it, and has paid all taxes shown thereon, including interest and penalties, and all assessments received by it (except to the extent that the same are being contested in good faith by appropriate proceedings diligently prosecuted and as to which adequate reserves have been set aside on the books of the Borrower in conformity with generally accepted accounting principles).

            (i) Title to Properties. The Borrower has good and marketable title to all of its property and assets and valid and enforceable leasehold interests in the property which it holds under lease, all such property, assets and leasehold interests being free and clear of any and all mortgages, deeds of trust, assignments, liens, security interests, charges or encumbrances of any nature whatsoever, except for those created hereby, and no mortgages, deeds of trust, financing statements or other evidences of security interests covering all or any of the aforesaid property are on file among the records of any public office, except those evidencing a security interest in favor of the Lender.

            (j) Material Misstatement. No statement made herein or information, exhibit or report furnished by the Borrower to the Lender in connection with this Agreement or its negotiation, contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the foregoing not misleading.





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ARTICLE VI.  COVENANTS OF THE BORROWER

      SECTION 6.1 AFFIRMATIVE COVENANTS. So long as the Note shall remain unpaid, the Borrower hereby covenants and agrees that it will, unless the Lender shall otherwise consent in writing:

            (a) Payment of Obligations. Pay punctually and discharge when due: (i) all indebtedness heretofore or hereafter incurred; (ii) all taxes, assessments and governmental charges or levies imposed upon it or its income or profits, or upon any properties belonging to it; (iii) claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid might become a lien or charge upon the property of the Borrower; provided that this covenant shall not require the payment of any of the matters set forth in (i), (ii) and (iii) above if the same shall be contested in good faith and by proper proceedings diligently pursued and as to which adequate reserves have been set aside on the books of the Borrower in accordance with generally accepted accounting principles.

            (b) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation.

            (c) Maintenance of Properties. Maintain and preserve all of its properties necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

            (d) Compliance with Laws. Comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority.

            (e) Maintenance of Insurance. Maintain with responsible and reputable insurance companies policies on all of its properties and covering such risks, including public liability and workers' compensation, in such amounts as are usually carried by companies engaged in similar businesses and owning similar properties as the Borrower, and promptly upon execution thereof provide to the Lender copies of all such policies and any riders or amendments thereto. The policies of insurance required hereunder shall name the Lender as an additional loss payee or additional insured, as applicable, and shall provide that the Lender shall receive at least thirty (30) days' written notice prior to the cancellation, termination or alteration of any such policy.

            (f) Operations in Ordinary Course. Continue to operate its business in the ordinary course.





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            (g)   Perfection of Liens.  Do all things requested by the Lender to preserve and perfect the liens and security interests of the Lender arising pursuant to the Security Agreement, the Pledge Agreement or any other agreement required hereunder as first liens and security interests.

            (h) FCC Approval. If counsel to the Lender reasonably determines that the consent of the FCC is required in connection with the execution, delivery and performance of this Agreement, the Pledge Agreement, the Security Agreement or any other document delivered to the Lender in connection herewith or therewith or as a result of any action which may be taken pursuant hereto or thereto, then the Borrower, at its sole cost and expense, agrees to use its best efforts to secure such consent and to cooperate with the Lender in any action commenced by the Lender to secure such consent.

      SECTION 6.2 NEGATIVE COVENANTS. So long as the Note shall remain unpaid and the Agreement shall not have been terminated, the Borrower hereby covenants that it will not, without the Lender's prior written approval:

            (a) Indebtedness/Contracts. Create or incur, assume or suffer to exist any indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, whether by contract or otherwise, except for: (i) indebtedness to Lender pursuant to this Agreement; and (ii) indebtedness (other than for borrowed money) incurred in the ordinary course of business not to exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate at any one time; provided, however, that this restriction shall not apply to indebtedness for salaries of Station's employees or to indebtedness incurred in the ordinary course of business prior to or as of the Closing Date and Lender's prior written approval shall not be unreasonably withheld with respect to any other such indebtedness incurred in the ordinary course of business in excess of One Hundred Thousand Dollars ($100,000.00) in the aggregate at any one time.

            (b) Liens. Create, assume or suffer to exist, directly or indirectly, any security interest, mortgage, deed of trust, pledge, lien, charge or other encumbrance, of any nature whatsoever upon any of its properties or assets, now owned or hereafter as acquired, excluding, however, from the operation of this covenant:

                  (i) any security interest or lien created pursuant to this Agreement;

                  (ii) liens for taxes or assessments either not delinquent or the validity of which are being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves shall have been set aside on its books, in conformity with generally accepted accounting principles;





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                                    - 11 -


                  (iii) materialmen's, mechanics', carriers', workmen's, repairmen's, warehousemen's or other like liens arising in the ordinary course of business and either not yet due and payable or being contested in good faith by appropriate legal proceedings and as to which adequate reserves shall have been set aside on its books, in conformity with generally accepted accounting principles;

                  (iv) deposits or pledges to secure payment of workers' compensation, unemployment insurance or other social security benefits or obligations;

                  (v) any judgment lien, unless the judgment it secures shall not, within thirty (30) days after the entry thereof, have been discharged, vacated, reversed, or execution thereof stayed pending appeal, or shall not have been discharged, vacated or reversed within thirty (30) days after the expiration of any such stay; or

                  (vi) liens or other encumbrances arising out of indebtedness incurred pursuant to Section 6.2(a) hereof.

            (c) Disposition of Assets. Sell, transfer, lease or otherwise dispose of all or any material part of its assets other than in the ordinary course of business and in exchange for collateral of like value in which the Lender shall have a security interest.

            (d) Merger. Enter into any consolidation or merger with, or into any acquisition of all or substantially all of the properties or assets of any person or entity.

            (e) Transfer or Issuance of Shares. Permit the issuance or transfer of any shares of the capital stock of the Borrower, or any options, warrants, convertible securities or other rights to purchase the Borrower's stock . The preceding sentence shall not apply to (i) transfers to the Lender;
(ii) transfers resulting from the death of the Shareholders; and (iii) transfers effected by the Shareholders of the Borrower with the prior written consent of the Lender (which shall not be unreasonably withheld), solely for estate planning purposes of such Shareholders.

            (f) Change of Business. Change, in any material respect, the nature or character of its business as intended, or engage in any activity not reasonably related to such business, as set forth in the executed television station affiliation agreement with HSC; provided, however, that this Section 6.2(f) shall not apply to a change in programming of Station resulting from termination of the affiliation agreement between Borrower and HSC so long as Borrower is not in material default or material noncompliance with the affiliation agreement.





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                                    - 12 -

            (g) Remove Assets. Remove any of the assets procured with the proceeds of the borrowings provided for herein, or any replacements for such assets, to a county in which no financing statement on Form UCC-1 has been filed by the Lender with respect to such assets.

            (h) Distributions or Dividends. Declare or make, directly or indirectly, any payment or distribution, or incur any liability for the purchase, acquisition, redemption or retirement of any capital stock of the Borrower or as a dividend, return of capital or other payment or distribution of any kind to a shareholder of the Borrower or any affiliate of the Borrower (other than any stock dividend or stock split or similar distribution payable only in capital stock of the Borrower) in respect of the Borrower's capital stock, except that the Borrower may declare one annual dividend per year on all classes of its capital stock with the prior written consent of the Lender.

            (i) Transactions with Affiliates. Enter into any transaction or agreement with any affiliate of the Borrower (other than the Lender).

            (j) Adverse Change. Suffer any material adverse change in the business, assets, properties, prospects or condition (financial or otherwise) of the Borrower or the Station, or any damage, destruction or loss affecting any assets used or useful in the conduct of the business of the Borrower; provided, however, that so long as Borrower is not in default under this Agreement or the television station affiliation agreement between the Borrower and HSC, the termination, amendment or waiver of any provision of said affiliation agreement shall not constitute a material adverse change pursuant to this Section 6.2(j).

            (k) Employee Compensation. Suffer any material increase in excess of the reasonable range in the broadcast industry in the same or similar markets in compensation payable or to become payable to any employees, or any bonus payment made or promised to any employee, or any material change in personnel policies, insurance benefits or other compensation arrangements affecting any employees, provided that nothing in this clause shall be construed to limit or restrict the commission compensation of employees who may be selling brokered time for the Borrower.

            (l) Cancellation of Debts. Cancel any debts owed or claims held by the Borrower.

            (m) Write-Down. Suffer any significant write-down of the value of any assets or any significant write-off as uncollectible of any accounts receivable without the prior written consent of the Lender.





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                                    - 13 -


            (n) Rights. Transfer or grant any right under, or enter into any settlement regarding the breach or infringement of, any license, patent, copyright, trademark, service mark, trade name, franchise, or similar right, or modify any existing right relating to the Borrower.

            (o) Plans and Specifications. Make any material changes in or departures from the Plans and Specifications or make any change in the Station's transmission or antenna system as contained in the Plans and Specifications.

      SECTION 6.3 REPORTING REQUIREMENTS. So long as the Note shall remain unpaid and the Agreement shall not have been terminated, the Borrower shall, unless the Lender shall otherwise consent in writing, furnish to the Lender:

            (a) Default Certificate. As soon as possible and in any event within seven (7) business days after the occurrence of each Event of Default (as defined in Section 7.1) of which the Borrower has knowledge, the statement of the chief financial officer of the Borrower setting forth details of such Event of Default and the action which the Borrower proposes to take with respect thereto.

            (b) Financial Statements. Beginning with the making of the initial Loan disbursement, quarterly financial statements within thirty (30) days after the end of each fiscal quarter; within ninety (90) days after the end of each fiscal year of the Borrower, a copy of the audited financial statements for such year for the Borrower, including therein a balance sheet of the Borrower as of the end of such fiscal year, statements of income and expense of the Borrower for such fiscal year, and a statement of cash flow of the Borrower for such fiscal year, in each case prepared by an independent public accountant of recognized standing acceptable to the Lender, except that the Lender may waive the audit requirement and accept a review of the Borrower's financial records.

            (c) Notice of Litigation. Promptly give written notice of all actions, suits and proceedings before any court or governmental agency, domestic or foreign, which may be commenced or threatened against the Borrower in which the claim involved is Five Thousand Dollars ($5,000.00) or more and of any other matter of the type described in Section 5.1(e).

            (d) Budget. An annual budget to the Lender within the first thirty (30) days of each fiscal year of the Borrower. Such budget shall be satisfactory in form to the Lender.

            (e) Other Information. Such other information respecting the business, properties, operations or the condition, financial or otherwise, of the Borrower as the Lender may from time to time reasonably request.

ARTICLE VII.  EVENTS OF DEFAULT

      SECTION 7.1 EVENTS OF DEFAULT. Under this Agreement, an Event of Default shall be any of the following which have not been cured within thirty (30) days of written notice to Borrower by Lender except where they have occurred due to the breach by Lender (or any entity controlled by or under common control of it) of any agreement between it and Borrower or due to breach by HSC of the affiliation agreement between it and Borrower:

            (a) The Borrower shall fail to pay any installment of principal or interest on the Note, or any other obligation to the Lender when due whether at the due date thereof or by acceleration or otherwise, and such default shall remain unremedied for a period of five (5) days after the due date thereof; or

            (b) The security interest or lien of the Lender in any material portion of the collateral covered by the Security Agreement, Pledge Agreements or any Leasehold Mortgage shall at any time not constitute a legal, valid and enforceable security interest or lien; or

            (c) Any representation or warranty made by the Borrower (or any of its officers) herein, in the Security Agreement or in any certificate, agreement, instrument or statement contemplated by or made or delivered pursuant to or in connection with this Agreement, the Note or the Security Agreement, or by WMC in the Pledge Agreement shall prove to have been incorrect in any material respect when made; or

            (d) The Borrower shall fail to perform or observe any other material term, covenant or agreement contained in this Agreement, the Note, the Security Agreement or the Escrow Agreement, or the Shareholders (other than a Shareholder affiliated with Lender) shall fail to perform or observe any material term, covenant or agreement contained in the Pledge Agreement; or

            (e) The Borrower or its shareholders shall fail to pay any indebtedness for borrowed money owing by the Borrower or its shareholders or any interest or premium thereon, when due, whether such indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or the Borrower or its shareholders shall fail to perform any term, covenant or agreement under any agreement or instrument evidencing or securing or relating to any such indebtedness owing by the Borrower or its shareholders if the effect of such failure is to accelerate, or to permit the holder of such indebtedness to accelerate the maturity of such indebtedness; or

            (f) The Borrower shall expend the proceeds of the Loan for any purpose other than the purchase and operation of the Station without the prior written consent of the Lender, which may be withheld in the Lender's sole discretion; or

            (g) The Borrower shall (i) fail to pay its debts as they mature in the ordinary course of business; (ii) file a petition commencing a voluntary case concerning it under any Chapter of Title 11 of the United States Code entitled "Bankruptcy"; or (iii) the Borrower shall apply for or consent to the appointment of any receiver, trustee, custodian or similar officer for it or for all or any substantial part of its property; or (iv) such receiver, trustee, custodian or similar officer shall be appointed without the application or consent of the Borrower; or (v) an involuntary case is commenced against the Borrower under any Chapter of the aforementioned Title 11 and an order for relief under such Title 11 is entered or the petition commencing the case is controverted; or (vi) the Borrower shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or (vii) any such proceeding shall be instituted against the Borrower; or (viii) the Borrower shall take any action for the purpose of effectuating the foregoing; or

            (h) Any court, government, or government agency shall condemn, seize or otherwise appropriate or take custody or control of all or a substantial portion of the property or assets of the Borrower; or

            (i) There shall be an irrevocable and unappealable denial or revocation of the broadcast license for the Station.

      SECTION 7.2 EFFECT OF EVENT OF DEFAULT. Should any Event of Default occur, the Lender may at its option by written notice to the Borrower declare the entire unpaid principal amount of the Note, together with all unpaid interest and all other amounts payable under this Agreement and every other obligation of the Borrower to the Lender, immediately due and payable, whereupon the Note and all such obligations shall become and be forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in the Note or in such other note or evidence of indebtedness to the contrary notwithstanding; provided, however, that in case of an Event of Default under Section 7.1(g), all the obligations of the Borrower under this Agreement and the Note shall become immediately due and payable as of the date of any such Event of Default regardless of the cause of such Event of Default and without any notice to the Borrower required from the Lender. The Lender shall have, in addition to all other rights and remedies allowed by law, the rights and remedies of a secured party under the Uniform Commercial Code as in effect in the State of California and, without limiting the generality of the foregoing, the rights and remedies provided for in the Security Agreement and Pledge Agreement, which provisions are hereby incorporated by reference.

ARTICLE VIII.  MISCELLANEOUS

      SECTION 8.1 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of the Lender in exercising any right, power or remedy hereunder shall operate as a waiver, nor shall any single or partial exercise of any such right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      SECTION 8.2 AMENDMENTS. No amendment, modification, termination or waiver of any provision of this Agreement, the Note, the Security Agreement or the Escrow Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless in writing, signed by the Lender and then only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle it to any other or further notice or demand in similar or other circumstances.

      SECTION 8.3 CONFLICTS. In the event of any conflict or inconsistency between any provision of this Agreement and a provision of the Note or the Security Agreement, the provisions of this Agreement shall control.

      SECTION 8.4 ADDRESS FOR NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed sufficiently given if delivered personally or by nationally recognized overnight courier service to the applicable party at the addresses indicated below:

            If to the Borrower:

                  Eddie L. Whitehead, President
                  Channel 66 of Vallejo, California, Inc.
                  12144 Classic Drive
                  Coral Springs, Florida 33071

            with a copy (which shall not constitute notice) to:

                  James J. Freeman
                  Reed Smith Shaw & McClay
                  1301 K Street
                  Suite 1100 - East Tower
                  Washington, DC 20005

            If to the Lender:

                  SKC Investments, Inc.
                  c/o Steven H. Grant
                  12425 28th Street North
                  Suite 300
                  St. Petersburg, FL 33716

            with a copy (which shall not constitute notice) to:

                  Michael Drayer
                  General Counsel
                  12425 28th Street North
                  Suite 300
                  St. Petersburg, FL 33716

or at such other address as may be designated by either party in a written notice to the other complying as to delivery with the terms of this Section. All such notices and other communications shall be effective upon delivery.

      SECTION 8.5 EXPENSES. The Borrower agrees to pay on demand all costs and expenses incurred by the Lender directly in connection with the enforcement of this Agreement, the Note, the Security Agreement, the Pledge Agreement and other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of any attorney to whom the Note is referred for collection (whether or not litigation is commenced) or for representation in proceedings under any bankruptcy or insolvency law. In addition, the Borrower shall pay any and all taxes and fees payable or determined to be payable in connection with the execution, delivery and recordation of any instruments and documents to be delivered hereunder.

      SECTION 8.6 BINDING EFFECT; ASSIGNMENT. This Agreement shall become effective when executed and thereafter shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign any rights or obligations hereunder without the prior written consent of the Lender. The Lender shall be permitted to assign any of its rights, interest and obligations hereunder and as to all related agreements, whereupon the Lender shall be released from performing all obligations so assigned which arise after the effective date of such assignment.

      SECTION 8.7 GOVERNING LAW. This Agreement, the Note, the Security Agreement and related documents shall be governed by, and construed in accordance with, the laws of the

State of Illinois with the exception of its conflicts of laws provisions; provided that the effect of any recordation shall be determined by the State thereof. The Borrower and Lender hereby irrevocably submit to the jurisdiction of the state and federal district courts for the district including Chicago, Illinois for the purposes of any action or proceeding arising out of or relating to this Agreement or the subject matter hereof or thereof; waive and agree not to assert, by way of motion, as a defense or otherwise, in any such action or proceeding, any claim that (A) they are not personally subject to the jurisdiction of such courts, (B) the action or proceeding is brought in an inconvenient forum or (C) the venue of the action or proceeding is improper; and agree that, notwithstanding any right or privilege they may possess at any time, the Borrower and Lender and their property are and shall be generally subject to suit on account of the obligations they have assumed hereunder.

      The Borrower and Lender agree that service in person or by certified or registered U.S. mail to its address set forth in Section 8.4, or as subsequently changed as provided therein, shall constitute valid in personam service upon the Borrower and Lender and their successors and assigns in any action or proceeding with respect to any matter as to which they have submitted to jurisdiction hereunder.

      Notwithstanding the foregoing, the Lender or Borrower may at their option bring any action or other proceeding arising out of or relating to this Agreement or the subject matter hereof or thereof against the other party or any of its assets in the courts of any jurisdiction or place where such party or such assets may be found or where the such party may be subject to personal jurisdiction, and may effect service of process as provided under any applicable Governmental Rule.

      The obligations of the Borrower and Lender under this Section shall survive any termination of this Agreement.

      SECTION 8.8 SEVERABILITY OF PROVISIONS. Any provision of this Agreement, the Note or the Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions or affecting the validity or enforceability of any provisions in any other jurisdiction.

      SECTION 8.9 HEADINGS. Article and Section headings in this Agreement are including for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      SECTION 8.10   RIGHTS AFFECTED BY EXTENSIONS.  The rights of the
Lender and its assigns shall not be impaired by any indulgence, release, renewal, extension or modification which the Lender may grant with respect to the indebtedness or any part thereof, or with respect to the collateral or with respect to any endorser, guarantor, or surety without notice or consent of the Borrower or any endorser, guarantee, or surety.

      SECTION 8.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement and in any documents or certificates delivered pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the Note and the making of the Loan hereunder and continue in full force and effect, as of the respective dates as of which they were made, until all of the obligations of the Borrower to the Lender hereunder have been paid in full.

      SECTION 8.12 ATTORNEYS' FEES. If any litigation arises between the parties in connection with the transactions contemplated by this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees in addition to all other damages and remedies.

      SECTION 8.13 FURTHER ASSURANCES. From time to time, the Borrower shall execute and deliver to the Lender such additional documents as the Lender may reasonably require to carry out the purposes of this Agreement or any of the documents entered into in connection herewith, or to preserve and protect the rights of the Lender hereunder or thereunder.

      SECTION 8.14 INDEMNIFICATION. The Borrower hereby indemnifies and holds harmless the Lender and its directors, officers, shareholders, employees, agents, counsel, subsidiaries and affiliates (the "Indemnified Persons") from and against any and all losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any Indemnified Person in any way relating to or arising out of this Agreement, the documents entered into in connection herewith, or any of them or any of the transactions contemplated hereby or thereby; provided, however, that the Borrower shall not be liable to any Indemnified Person, if there is a judicial determination that such losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of such Indemnified Person.

      SECTION 8.15 COUNTERPARTS. This agreement may be executed in any number of counterparts, and by each of the parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument.

      SECTION 8.16 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 8.17 WAIVER OF JURY TRIAL. The parties hereby waive the right to a trial by jury in any action or proceeding arising out of or relating to this Agreement or the other Credit Documents or the subject matter hereof or thereof and brought by the other party.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers, as of the date first above written.

WITNESS:                                        CHANNEL 66 OF VALLEJO,
                                                 CALIFORNIA, INC.



                                                By:
----------------------------                       ---------------------------
                                                Name:
                                                     -------------------------
                                                Title:
                                                      ------------------------



WITNESS:                                        SKC INVESTMENTS, INC.


                                                By:
----------------------------                       ---------------------------
                                                Name:
                                                     -------------------------
                                                Title:
                                                      ------------------------